EXHIBIT 99.1
Corcept Therapeutics Appoints Gregg Alton to Board of Directors
MENLO PARK, Calif. (March 12, 2020) – Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the stress hormone cortisol, announced today that former Gilead Sciences executive Gregg Alton has joined Corcept’s Board of Directors. Mr. Alton has also been appointed as Chair of the Corporate Governance and Nominating Committee of the Board of Directors.
Mr. Alton served as Gilead’s interim Chief Executive Officer from January 2019 until March 2019. Before that, he was Gilead’s Chief Patient Officer, responsible for Gilead’s government affairs, public affairs, patient outreach and engagement initiatives, as well as efforts to facilitate access to its medicines around the world. Mr. Alton also oversaw Gilead’s corporate and medical affairs functions, its digital patient solutions and patient-centered outcomes groups, and commercial operations in certain countries. He had previously served as Gilead’s General Counsel.
“I am excited to welcome Gregg to our Board,” said Joseph K. Belanoff, MD, Corcept’s Chief Executive Officer. “His twenty years of experience and broad portfolio of responsibilities at Gilead will be invaluable as our commercial operations mature and we advance our proprietary selective cortisol modulators in a wide range of serious disorders. Gregg has devoted his career to helping patients and physicians understand their treatment options and obtain access to life-saving medications.”
“Corcept’s FDA-approved medication Korlym® and the drug candidates it is developing have the potential to benefit millions of patients,” said Mr. Alton. “I look forward to contributing to the advancement of such a rich commercial and clinical program.”
About Corcept Therapeutics
We are a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the stress hormone cortisol. Korlym® was the first drug approved by the U.S. Food and Drug Administration for patients with Cushing’s syndrome. We have discovered a large portfolio of proprietary compounds, including relacorilant, exicorilant and miricorilant, that selectively modulate the effects of cortisol but not progesterone. We own extensive United States and foreign intellectual property covering the composition of our selective cortisol modulators and the use of cortisol modulators, including mifepristone, to treat a variety of serious disorders.
Forward-Looking Statements
Statements in this press release, other than statements of historical fact, are forward-looking statements, which are based on our current plans and expectations and are subject to risks and uncertainties that might cause actual results to differ materially from those such statements express or imply. These risks and uncertainties include, but are not limited to, our ability to generate sufficient revenue to fund our commercial operations and development programs; the availability of competing treatments, including generic versions of Korlym; our ability to obtain acceptable prices or adequate insurance coverage and reimbursement for Korlym; and risks related to the development of our product candidates, including their clinical attributes, regulatory approvals, mandates, oversight and other requirements. These and other risks are set forth in our SEC filings, which are available at our website and the SEC’s website. In this press release, forward-looking statements include those regarding Corcept’s drug candidates and commercial operations, advancement of its proprietary selective cortisol modulators in a wide range of serious disorders and the value that Mr. Alton will bring to Corcept. Corcept disclaims any intention or duty to update forward-looking statements made in this press release.
CONTACT:
Christopher S. James, MD
Director, Investor Relations

Corcept Therapeutics
650-684-8725
cjames@corcept.com
www.corcept.com